UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2007

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.                    Departure of Director; Election of Director

Effective January 3, 2007, Brock D. Nelson resigned as a Director of Omnicell, Inc. (the “Company”).  The decision by Mr. Nelson to resign from his position was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 3, 2007, the Board of Directors of the Company (the “Board”) elected Gary Petersmeyer as a Director of the Company, effective immediately, to fill the vacancy created by Mr. Nelson’s resignation.  A press release announcing Mr. Petersmeyer’s appointment was issued on January 9, 2007 and is attached hereto as Exhibit 99.1.

Mr. Petersmeyer has served as the Chairman and Chief Executive Officer of Aesthetic Sciences Corporation, a research-based medical device company focusing on elective surgery applications, since 2004. From 2002 to 2004, Mr. Petersmeyer provided consulting and executive coaching services to senior executives in high growth and research-based organizations. From 2000 to 2001, Mr. Petersmeyer was President and a Director of Pherin Pharmaceuticals. From 1995 to 2000, he was President, Chief Executive Officer and a Director of Collagen Corporation, a medical technology company focused on worldwide collagen research. Mr. Petersmeyer holds a B.A. in political science from Stanford University, an M.A. in teaching from the Harvard Graduate School of Education and an M.B.A. from Harvard University.

In connection with his election to the Board, Mr. Petersmeyer shall receive compensation as set forth in the Company’s Director Compensation Plan, including cash compensation in the amount of $5,000 per quarter at the time of each quarterly meeting of the Board, and shall be eligible for reimbursement of expenses incurred in attending Board and Committee meetings.  Mr. Petersmeyer shall also be granted an option to purchase 25,000 shares of the Company’s common stock effective on the first day that the Company’s trading window for officers and directors opens in the first quarter of 2007 at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.  The shares subject to the grant shall become exercisable as to 1/36th of the total shares subject to the grant each month following the date of grant.

In connection with Mr. Nelson’s resignation, the Board approved the acceleration of vesting of Mr. Nelson’s outstanding stock options and restricted stock and continued payment of his cash compensation for serving as a Director of the Company, both through the date of the Company’s 2007 Annual Meeting of Stockholders.

2.                    Adoption of Severance Benefit Plan

On January 3, 2007, the Compensation Committee of the Board approved  a Severance Benefit Plan (the “Plan”) for all full-time regular employees of the Company (the “Employees”). The Plan provides for the payment of certain benefits to Employees if (i) an Employee’s employment with the Company is involuntarily terminated by the Company without Cause (as such term is defined in the Plan), or (ii) an Employee’s employment with the Company is terminated as a result of a reduction in force, or (iii) an Employee is selected by the Plan Administrator (as such term is defined in the Plan) in its sole discretion to receive the benefits set forth in the Plan.  Employees that fit within one of the categories described above are considered “Eligible Employees” (as defined in more detail in the Plan).

The Plan provides for the following benefits:

Cash Severance Benefit -  Depending on an Eligible Employee’s level with the Company, Eligible Employees shall be entitled to receive a cash severance benefit equal to the number of months of Base Salary (as such term is defined in the Plan) set forth below based on whole or in part his or her Years of Service (as such term is defined in the Plan) at the time of termination.

Senior Managers and below

Years of Service	Months of Base Salary
1	1 month
2	2 months
3	3 months
For each 5 Years of Service	1 extra month

Directors and Senior Directors

Years of Service	Months of Base Salary
Not relevant	4 months
For each 5 Years of Service	1 extra month

Vice Presidents (not direct reports to President)

Years of Service	Months of Base Salary
Not relevant	6 months
For each 5 Years of Service	2 extra months

Vice Presidents (direct reports to President) and President

Years of Service	Months of Base Salary
Not relevant	12 months
For each 5 Years of Service	2 extra months

Continued Group Health Plan Benefits – In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse the Eligible Employee for the same portion of the Eligible Employee’s premiums for COBRA continuation coverage (including coverage for the Eligible Employee’s eligible dependents) that the Company paid for the Eligible Employee’s active employee coverage under the Company’s group health plans.

Outplacement Assistance – Eligible Employees shall be entitled to outplacement assistance, the scope of which shall be determined by the Company in its sole discretion.

The Company may, in its sole discretion, provide benefits in addition to those benefits set forth in the Plan. In addition, the Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part, pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law, (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan; provided, however, that such reduction shall in no event reduce the cash severance benefits provided under this Plan to less than one (1) week of Base Salary.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 99.2 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press release issued by Omnicell, Inc., date January 9, 2007
99.2	Severance Benefit Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: January 9, 2007	By:	/s/ Robin G. Seim
Robin G. Seim
Vice President of Finance and
Chief Financial Officer